UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

May 11, 2018/May 8, 2018

(Date of Report/Date of earliest event reported)

DOMTAR CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-33164	20-5901152
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

234 Kingsley Park Drive

Fort Mill, South Carolina

29715

(Address and zip code of principal executive offices)

(803) 802-7500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Stockholders of Domtar Corporation (the “Corporation”) held on May 8, 2018, the following items were submitted to a vote of the stockholders of the Corporation:

1.	Election of nine Directors to serve for a term of one year that will expire at the Corporation’s 2019 annual meeting :

	For	Against	Abstain	Broker Non Votes
GIANNELLA ALVAREZ	54,048,318	818,723	31,620	2,902,151
ROBERT E. APPLE	55,644,840	35,103	22,994	2,902,151
DAVID J. ILLINGWORTH	54,831,738	34,294	32,629	2,902,151
BRIAN M. LEVITT	53,256,149	1,618,131	24,381	2,902,151
DAVID G. MAFFUCCI	54,842,785	32,751	23,125	2,902,151
PAMELA B. STROBEL	53,571,171	1,304,806	22,684	2,902,151
DENIS TURCOTTE	53,579,699	1,295,061	23,901	2,902,151
JOHN D. WILLIAMS	54,729,845	143,780	25,036	2,902,151
MARY A. WINSTON	54,561,021	317,912	19,728	2,902,151

2.	The approval, by a non-binding advisory vote, of the compensation paid by the Corporation to its Named Executive Officers;

For	Against	Abstain	Broker Non Votes
40,789,143	13,888,437	221,081	2,902,151

3.	The ratification of the appointment of PricewaterhouseCoopers LLP as the Corporation’s independent public accounting firm for the 2018 fiscal year.

For	Against	Abstain	Broker Non Votes
57,044,311	719,653	36,848	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMTAR CORPORATION (Registrant)

By:	/s/ Razvan L. Theodoru
	Name:	Razvan L. Theodoru
	Title:	Vice-President, Corporate Law and Secretary

Date: May 11, 2018

3